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                                                                     Exhibit 3.6


                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           K-SEA GENERAL PARTNER L.P.

                          DATED AS OF JANUARY 14, 2004


     THE SECURITIES ISSUED BY K-SEA GENERAL PARTNER L.P. (INCLUDING, WITHOUT LIMITATION, THE SECURITIES DISTRIBUTED BY NEW K-SEA TRANSPORTATION LLC TO ITS MEMBERS) IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND, AS SUCH THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS SUCH QUALIFICATION AND REGISTRATION IS NOT LEGALLY REQUIRED. TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT MAY BE FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................................... 2
     1.1. Definitions......................................................................... 2
     1.2. Terms Generally.................................................................... 11

ARTICLE II ORGANIZATION; PURPOSE AND POWERS.................................................. 11
     2.1. Formation.......................................................................... 11
     2.2. Name .............................................................................. 11
     2.3. Registered Office; Registered Agent; Principal Office; Other Offices............... 12
     2.4. Purpose and Business............................................................... 12
     2.5. Powers............................................................................. 12
     2.6. Term .............................................................................. 12
     2.7. Title to Partnership Assets........................................................ 12

ARTICLE III PARTNERS......................................................................... 13
     3.1. Limitation of Liability............................................................ 13
     3.2. Management of Business............................................................. 13
     3.3. Partners .......................................................................... 13
     3.4. Admission of New Partners.......................................................... 13
     3.5. Withdrawals or Resignations........................................................ 14
     3.6. Termination of Percentage Interest................................................. 14
     3.7. Representations and Warranties of Limited Partners................................. 14
     3.8. Successors and Substitute Partners................................................. 15
     3.9. Business Opportunities of K-Sea Investors L.P...................................... 15

ARTICLE IV CAPITAL CONTRIBUTIONS............................................................. 16
     4.1. Initial Partner Capital Contributions.............................................. 16
     4.2. Additional Capital Contributions................................................... 16

ARTICLE V DISTRIBUTIONS...................................................................... 16
     5.1. Distributions...................................................................... 16
     5.2. Tax Distributions.................................................................. 16
     5.3. Distribution in Kind............................................................... 17

ARTICLE VI ALLOCATIONS AND CAPITAL ACCOUNTS.................................................. 17
     6.1. Capital Accounts................................................................... 17
     6.2. Allocations........................................................................ 17
     6.3. Limitations on Losses and Special Rules............................................ 18
     6.4. Tax Allocations.................................................................... 20
     6.5. Curative Allocations............................................................... 20

ARTICLE VII MANAGEMENT....................................................................... 20
     7.1. Management......................................................................... 20
     7.2. Certificate of Limited Partnership................................................. 21
     7.3. Citizenship Requirements........................................................... 21

ARTICLE VIII TRANSFERS OF PERCENTAGE INTERESTS............................................... 21
     8.1. General ........................................................................... 21
     8.2. Permitted Transfers................................................................ 23
     8.3. Legend............................................................................. 24

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
ARTICLE IX OTHER COVENANTS AND REPRESENTATIONS............................................... 24
     9.1. Approved Sales..................................................................... 24
     9.2. Tag-Along.......................................................................... 25
     9.3. Management Investment.............................................................. 27
     9.4. Purchaser Representative........................................................... 28

ARTICLE X DISSOLUTION AND LIQUIDATION........................................................ 29
     10.1. Duration.......................................................................... 29
     10.2. Liquidation of Percentage Interests............................................... 29
     10.3. Termination....................................................................... 30

ARTICLE XI BOOKS AND RECORDS................................................................. 31
     11.1. Books............................................................................. 31
     11.2. Tax Allocations and Reports....................................................... 31

ARTICLE XII EXCULPATION AND INDEMNIFICATION.................................................. 31
     12.1. Indemnification................................................................... 31
     12.2. Liability of Indemnitees.......................................................... 33
     12.3. Indemnification and Reimbursement for Payments on Behalf of a Partner............. 33

ARTICLE XIII MISCELLANEOUS................................................................... 34
     13.1. Confidentiality................................................................... 34
     13.2. Waiver of Jury Trial.............................................................. 35
     13.3. Governing Law..................................................................... 35
     13.4. Descriptive Headings.............................................................. 35
     13.5. Severability...................................................................... 35
     13.6. Amendments........................................................................ 35
     13.7. Gender and Number................................................................. 36
     13.8. Notice............................................................................ 36
     13.9. Counterparts...................................................................... 37
     13.10. Entire Agreement................................................................. 37
     13.11. No Waiver of Remedies............................................................ 37
     13.12. Remedies Cumulative.............................................................. 37
     13.13. Binding Effect................................................................... 37
     13.14. Determinations of Fair Market Value.............................................. 37

SCHEDULE A - LIST OF PARTNERS AND CAPITALIZATION

EXHIBIT A - FORM OF JOINDER

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                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           K-SEA GENERAL PARTNER L.P.


     THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of K-Sea General Partner L.P., a Delaware limited partnership (the "PARTNERSHIP"), dated as of January 14, 2004, is adopted, executed and agreed to, for good and valuable consideration, by K-Sea General Partner GP LLC, a Delaware limited liability company and sole general partner of the Partnership (the "GENERAL PARTNER"), and New K-Sea Transportation LLC, a Delaware limited liability company and sole limited partner of the Partnership ("NEW K-SEA LLC"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Article I below.

     WHEREAS, Timothy J. Casey ("CASEY") formed K-Sea General Partner LLC, a Delaware limited liability company ("GENERAL PARTNER LLC"), on July 8, 2003 and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date; and

     WHEREAS, Casey, as the sole member of General Partner LLC, adopted, executed and agreed to enter into a Limited Liability Company Agreement relating to General Partner LLC on July 8, 2003; and

     WHEREAS, Casey assigned 0.01% of his membership interest in General Partner LLC to the General Partner on August 29, 2003; and

     WHEREAS, General Partner LLC converted from a Delaware limited liability company to a Delaware limited partnership on August 29, 2003 and a Certificate of Conversion and a Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware on such date; and

     WHEREAS, pursuant to the Agreement of Limited Partnership of the Partnership dated as of August 29, 2003 (the "PRIOR AGREEMENT"), (i) Casey's 99.99% membership interest in General Partner LLC became a 99.99% Percentage Interest (as such term is defined in the Prior Agreement) in the Partnership (a "PRIOR PERCENTAGE INTEREST") and Casey became the sole limited partner of the Partnership and (ii) the General Partner's 0.01% membership interest in General Partner LLC became a 0.01% Prior Percentage Interest and the General Partner became the sole general partner of the Partnership; and

     WHEREAS, Casey assigned his 99.99% Prior Percentage Interest to K-Sea Transportation LLC, a Delaware limited liability company ("K-SEA LLC"), on August 29, 2003; and

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     WHEREAS, K-Sea LLC merged with and into K-Sea LP1, L.P., a Texas limited partnership ("K-SEA LP1"), with LP#1 as the surviving entity of the merger; and

     WHEREAS, LP#1 and K-Sea LP2, L.P., a Texas limited partnership, merged with both entities surviving the merger; and

     WHEREAS, LP#1 and K-Sea GP1, LLC, a Delaware limited liability company ("K-SEA GP1"), merged with and into New K-Sea LLC, with New K-Sea LLC as the surviving entity of the merger whereby New K-Sea LLC became the sole limited partner of the Partnership; and

     WHEREAS, New K-Sea LLC intends to distribute all of its limited partner interest in the Partnership pro rata to its members; and

     WHEREAS, in contemplation of the distribution of all of its limited partner interest in the Partnership pro rata to its members New K-Sea LLC desires to amend and restate in its entirety the Prior Agreement; and

     WHEREAS, the General Partner also desires to amend and restate in its entirety the Prior Agreement;

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner, as the sole general partner of the Partnership, and New K-Sea LLC, as the sole limited partner of the Partnership, hereby amend the Prior Agreement and, as so amended, restate it in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1. DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

     "ACQUISITION DATE" means, with respect to a given Percentage Interest, the date such Percentage Interest was purchased by its initial Partner; provided that in the case of a Percentage Interest distributed to the members of New K-Sea LLC, the Acquisition Date of such Percentage Interest means the date the corresponding New K-Sea Unit was deemed to be initially purchased by such Partner. The Acquisition Dates for the Percentage Interests issued as of the date of the distribution of all of New K-Sea LLC's Prior Percentage Interest to its members are set forth in SCHEDULE A hereto.

     "ACT" means the Delaware Revised Uniform Limited Partnership Act, Delaware Code, Title 6, Sections 17-101, et. seq., as in effect from time to time.

     "AFFILIATE" means, as to any Person, any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person; PROVIDED, the term "control," as used in this definition, shall mean with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management

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or policies of the controlled entity (whether through ownership of voting securities, by contract or otherwise).

     "AGREEMENT" means this Agreement of Limited Partnership, as amended, restated or modified from time to time, including any exhibits and schedules hereto.

     "APPLICABLE LAW" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, Governmental Approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, applicable to such Person or its subsidiaries or their respective assets.

     "APPROVED SALE" has the meaning specified in Section 9.1.

     "AVAILABLE CASH" means, at any time, the net amount of cash of the Partnership which the General Partner determines it may distribute to the Partners after due consideration of (i) operating expenses of the Partnership,
(ii) outstanding and unpaid obligations of the Partnership, (iii) payment of any excess cash required to be made to any creditor and (iv) such other reserves as the General Partner determines.

     "BANKRUPTCY EVENT" means, with respect to any Person: (i) the filing of a petition by or against a Person as "debtor" under Title 11 of the United States Code (the "Bankruptcy Code") seeking the adjudication of such Person as bankrupt or the appointment of a trustee, receiver, or custodian of such Person's assets and in case of a petition filed against such Person, such filing not having been withdrawn or dismissed within thirty (30) days after the date of such filing;
(ii) the making by such Person of a general assignment for the benefit of creditors; (iii) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian to take possession of or control over the assets of such Person unless such proceedings and the person appointed are dismissed within thirty (30) days of the date upon which the court issued its order, judgment, or decree; or (iv) the determination by the Bankruptcy Court or the written admission of such Person that such Person is generally unable to pay his or her debts as they become due within the meaning of Section 303(h)(l) of the Bankruptcy Code.

     "BASE RATE" means on any date of determination, a variable rate per annum equal to the rate of interest published, from time to time, by THE WALL STREET JOURNAL as the "prime rate" at large U.S. money center banks.

     "CAPITAL ACCOUNT" means, for each Partner, the Capital Account established for each Partner pursuant to Article VI as maintained for each Partner as follows:

            (A) to each Partner's Capital Account there shall be credited (a) such Partner's Capital Contributions, if any, when and as received and (b) the Profit, Gross Income and other items of Partnership income and gain allocated to such Partner pursuant to Article VI;

            (B) to each Partner's Capital Account there shall be debited (a) the aggregate amount of cash distributed to such Partner, (b) the Loss and other items of Partnership loss and deduction allocated to such Partner pursuant to
Article VI (other than Section 6.3), and (c) the Gross Asset Value of any Partnership assets (other than cash) distributed to such Partner in kind

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(net of any liabilities secured by such distributed property that the Partner is considered to assume or take under Code Section 752);

            (C) Capital Accounts shall be otherwise adjusted in accordance with Treasury Regulations Section 1.704-1(b); and

            (D) if a Partner's Percentage Interest is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Percentage Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     "CAPITAL CONTRIBUTION" means for each Partner the total amount of cash and the Gross Asset Value of property contributed to the Partnership by such Partner pursuant to Section 4.1 or 4.2 or otherwise, net of any liabilities associated with such contributed property that the Partnership is considered to assume or "take subject to" under Section 752 of the Code, which Capital Contribution shall be reflected on Schedule A hereto as amended from time to time in accordance with the terms of this Agreement.

     "CASEY" has the meaning set forth in the recitals hereto.

     "CAUSE" means with respect to a Management Limited Partner that such Management Limited Partner has (i) been convicted of, or has plead guilty or NOLO CONTENDERE to any felony or to any crime involving moral turpitude; (ii) willfully or intentionally failed to perform the Management Limited Partner's duties and responsibilities or failed to follow a lawful written directive of the board of directors or equivalent body or supervisor of the K-Sea Group member that employs such Management Limited Partner (other than any such failure resulting from the Management Limited Partner's Incapacity); (iii) committed any fraud, embezzlement, misappropriation of funds, or breached any of the Management Limited Partner's material obligations under any non-competition, confidentiality or non-solicitation agreements to which such Management Limited Partner is a party, or (iv) committed any other act or omitted to take any other action that gives any member of the K-Sea Group the right to terminate such Management Limited Partner for cause under any employment agreement to which the Management Limited Partner is a party or any company-wide policy applicable to all employees of the K-Sea Group member that employs such Management Limited Partner; PROVIDED, HOWEVER, if a Management Limited Partner has a written employment agreement with any member of the K-Sea Group containing a definition of "Cause," "CAUSE" shall have the meaning given such term in such written employment agreement.

     "C CORPORATION" means a corporation subject to taxation under Section 11 of the Code.

     "CERTIFICATE" means the Certificate of Limited Partnership for the Partnership originally filed with the Secretary of State of the State of Delaware and as amended or restated from time to time.

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     "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (a) the sale or transfer of all or substantially all of the consolidated assets of the Partnership as an entirety to any Person or related group of Persons other than an Affiliate or Affiliates of the Partnership;

            (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Partners as of the date of this Agreement and their Permitted Transferees, including, without limitation, the members of New K-Sea LLC who receive a Percentage Interest as part of the distribution of all of New K-Sea LLC's Prior Percentage Interest to its members, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Percentage Interests;

            (c) the Partnership engages in any merger, consolidation, sale of Percentage Interests held by Partners, or any other transaction with any other Person, with the effect that the Partners immediately prior thereto own, directly or indirectly, in the aggregate, less than 50% of (i) the Percentage Interests if the Partnership is the surviving entity or (ii) the voting common stock (or the equivalent) of the surviving or resulting entity if the Partnership is not the surviving entity, in each such case immediately after such transaction;

     provided, however, that the consummation of the transactions contemplated by or referred to in the Contribution, Conveyance and Assumption Agreement shall not singly or in the aggregate constitute a Change of Control.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT" means the Contribution, Conveyance and Assumption Agreement effective as of January 14, 2004 by and among K-Sea Investors L.P., K-Sea LLC, MLP, EW Holding Corp., a New York corporation, K-Sea Transportation Corp., a New York corporation, and K-Sea Operating Partnership L.P., a Delaware limited partnership.

     "CORPORATION" means a corporation organized under the Delaware General Corporation Law.

     "DEFICIT CAPITAL ACCOUNT" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of end of the Taxable Year, after giving effect to the following adjustments:

            (a) credit to such Capital Account any amount which such Partner is obligated to restore under Treas. Reg. Section 1.704-l(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treas. Reg. Section l.704-2(g)(1) and (i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treas. Reg. Section 1.704-2(d)) and in the minimum gain

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     attributable to any partner nonrecourse debt (as determined under Treas.
     Reg. Section 1.704-2(i)(3)); and

            (b) debit to such Capital Account the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Deficit Capital Account is intended to comply with the provision of Treas. Reg. Sections 1.704-1 (b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

     "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Gross Asset Value of the asset is positive, Depreciation shall be determined with reference to such beginning Gross Asset Value using any permitted method selected by the General Partner.

     "DERIVATIVES" means, with respect to any Percentage Interest, derivative securities whose value or other economic features is based on the value or such other economic features of such Percentage Interest.

     "ESCROW AMOUNT" has the meaning specified in Section 9.2.

     "ESCROW NOTICE" has the meaning specified in Section 9.2.

     "FAIR MARKET VALUE" means, as of any date, the fair market value on such date as determined pursuant to Section 13.14. For this purpose, securities that are restricted by law, contract, market conditions (including trading volume relative to the Partnership's holding) or otherwise as to saleability or transferability may be valued at an appropriate discount, based on the nature and term of such restrictions.

     "FISCAL YEAR" means (i) the taxable year of the Partnership, which shall be determined by the General Partner consistent with Section 706(b) of the Code, and (ii) for purposes of Article VI, the portion of any Fiscal Year for which the Partnership is required to (or does) allocate Gross Income, Profit, Loss, or other items pursuant to Article VI.

     "FURMAN SELZ GROUP" means Furman Selz Investors II L.P., FS Employee Investors LLC, FS Parallel Fund L.P., FS Private Investments LLC, Furman Selz Investments II LLC and any present or former managing director, partner, general partner, limited partner, member, officer, employee or shareholder of any of the foregoing.

     "GENERAL PARTNER" means K-Sea General Partner GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership, and any successor to K-Sea General Partner GP LLC, as general partner.

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     "GENERAL PARTNER LLC" has the meaning set forth in the recitals hereto.

     "GOOD REASON" means the resignation of an employee after the location of the principal office of the Partnership is moved outside of a 75 mile radius of the current location of the Partnership unless such successor location is mutually agreed upon by the employee and the Partnership.

     "GOVERNMENTAL APPROVAL" means any action, order, authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction oven the matter or matters in question.

     "GROSS ASSET VALUE" means, with respect to any Partnership asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any Partnership asset contributed by a Partner to the Partnership shall be the gross Fair Market Value of such Partnership asset as of the date of such contribution;

            (b) The Gross Asset Value of each Partnership asset may, at the discretion of the Tax Matters Partner, be adjusted to equal its respective gross Fair Market Value, as of the following times: (i) the acquisition of an Additional Interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMUS Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a DE MINIMUS amount of Partnership assets (other than cash) as consideration for all or part of its Percentage Interest unless the General Partner reasonably determines that such adjustment is not necessary to reflect the relative economic interests of the Partners in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section Section 1.704-l(b)(2)(ii)(g);

            (c) The Gross Asset Value of a Partnership asset distributed to any Partner shall be the Fair Market Value of such Partnership asset as of the date of distribution thereof;

            (d) The Gross Asset Value of each Partnership asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Partnership asset pursuant to Section 734(b) or
     Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section Section 1.704-1(b)(2)(iv)(m); provided, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

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            (e)  If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Partnership asset for purposes of computing Profits and Losses.

     "GROSS INCOME" means for each Fiscal Year, all items of income and gain recognized by the Partnership.

     "HOLD" means direct or indirect possession and/or beneficial or record ownership.

     "INCAPACITY" means, as to any Person, the death or the adjudication of incompetence or insanity of such Person.

     "INDEMNITEE" means each and every Limited Partner or direct or indirect officer, director, stockholder, member or partner of a Partner.

     "INITIAL CAPITAL CONTRIBUTION" has the meaning specified in Section 4.1(a).

     "K-SEA GP1" has the meaning set forth in the recitals hereto.

     "K-SEA GROUP" means the Partnership and its Affiliates and the MLP and its Affiliates.

     "K-SEA INVESTORS L.P." has the meaning specified in Section 3.11.

     "K-SEA LLC" has the meaning set forth in the recitals hereto.

     "K-SEA LP1" has the meaning set forth in the recitals hereto.

     "LIQUIDATOR" means the Person responsible for winding up the Partnership pursuant to Section 10.2 hereof.

     "MAJORITY APPROVAL" means the approval of Partners owning a majority of the Percentage Interests.

     "MANAGEMENT LIMITED PARTNER" has the meaning specified in Section 9.3.

     "MANAGEMENT PERCENTAGE INTEREST" has the meaning specified in Section 9.3.

     "MLP" means K-Sea Transportation Partners L.P., a Delaware limited partnership.

     "NEW K-SEA LLC" has the meaning set forth in the recitals hereto.

     "NEW K-SEA UNIT" means a "Unit" of New K-Sea LLC as such term is defined in the Limited Liability Company Agreement of New K-Sea LLC dated as of January 8, 2004.

     "OTHER PARTNER" means, with respect to a Partner, all Partners other than such Partner.

     "PARTNER" means the General Partner or any Limited Partner.

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     "PARTNER NONRECOURSE DEBT" has the same meaning as "partner nonrecourse debt," as defined in Treasury Regulations Section 1.704-2(b)(4).

     "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     "PARTNERSHIP" has the meaning set forth in the recitals hereto.

     "PARTNERSHIP MINIMUM GAIN" has the same meaning as "partnership minimum gain" in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d). A Partner's share of Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

     "PERCENTAGE INTEREST" means a Partner's entire interest in the Partnership, including such Partner's economic interest and the right to receive information concerning the business and affairs of the Partnership, in each case, to the extent expressly provided in this Agreement or required by the Act. The amount of Percentage Interests allocated to each Partner following the distribution of New K-Sea LLC's Prior Percentage Interests to its members is listed on SCHEDULE A attached hereto, subject to adjustment pursuant to this Agreement.

     "PERMITTED TRANSFER" means all Transfers permitted under Section 8.2.

     "PERMITTED TRANSFEREES" means all Transferees permitted under Section 8.2.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PRIOR AGREEMENT" has the meaning set forth in the recitals hereto.

     "PRIOR PERCENTAGE INTEREST" has the meaning set forth in the recitals hereto.

     "PROFIT" and "LOSS" mean, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (including for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1)), with the following adjustments:

            (a) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such taxable income or loss;

            (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be subtracted from such taxable income or loss;

            (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of an asset) or loss (if the adjustment decreases the Gross Asset Value of an asset) from the disposition of such Partnership asset for purposes of computing Profit or Loss;

            (d) Gain or loss resulting from any disposition of any Partnership asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership asset disposed of, notwithstanding that the adjusted tax basis of such Partnership asset may differ from its Gross Asset Value;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

            (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1 704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profit or Loss; and

            (g) Any items of income, gain, loss or deduction specially allocated under Section 6.3(b) through and including 6.3(h) shall be excluded.

     "REPURCHASE FAIR MARKET VALUE" has the meaning specified in Section 9.3.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations promulgated thereunder.

     "SELLER'S NOTICE" has the meaning specified in Section 9.2.

     "SHIPPING ACT" means the Shipping Act, 1916, as amended from time to time.

     "SUBSIDIARY" of any Person (with respect to such Subsidiary, the "PARENT") means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.

     "TAG-ALONG NOTICE" has the meaning specified in Section 9.2.

     "TAX MATTERS PARTNER" has the meaning specified in Section 11.2.

     "TERMINATION NOTICE" has the meaning specified in Section 9.3.

     "TRANSFER" means any sale, transfer, assignment, pledge, or other disposal of a Percentage Interest, and the terms "Transferee," "Transferor," "Transferring," and "Transferred" shall have correlative meanings.

     "TRANSFERRING PARTNER" means any Partner making a Transfer of its Percentage Interest pursuant to the provisions of Article VIII.

     "TREASURY REGULATIONS" means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     "UNRETURNED CAPITAL CONTRIBUTION" means, as to any Partner, the Partner's Capital Contribution, reduced by the total distributions to such Partner made pursuant to Section 5.1(a)(ii) and 5.2.

     1.2.   TERMS GENERALLY. Throughout this Agreement:

     The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Each reference to a Person shall include the successors thereto by merger, reorganization or other similar transaction.

                                   ARTICLE II
                        ORGANIZATION; PURPOSE AND POWERS

     2.1. FORMATION. The Partnership was formed as a limited partnership pursuant to the Act upon the conversion of General Partner LLC into the Partnership on August 29, 2003. The General Partner and New K-Sea LLC hereby amend and restate the Prior Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Act. All Percentage Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

     2.2. NAME. The name of the Partnership shall be "K-Sea General Partner L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.

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     2.3.   REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER
OFFICES. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 3245 Richmond Terrace, Staten Island, New York 10303 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 3245 Richmond Terrace, Staten Island, New York 10303 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

     2.4. PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as general partner of the MLP and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as the general partner of the MLP pursuant to the Second Amended and Restated Agreement of Limited Partnership of the MLP dated as of January 14, 2004, or otherwise, and (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity does not affect the Partnership's treatment as a partnership for Federal income tax purposes. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Transferees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

     2.5. POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

     2.6. TERM. The term of the Partnership commenced upon the formation of General Partner LLC and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XI. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Act.

     2.7. TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Transferee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in

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accordance with the provisions of this Agreement; provided, however, that the
General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                   ARTICLE III
                                    PARTNERS

     3.1. LIMITATION OF LIABILITY. The Limited Partners and the Transferees shall have no liability under this Agreement except as expressly provided in this Agreement or the Act.

     3.2. MANAGEMENT OF BUSINESS. No Limited Partner or Transferee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Transferees under this Agreement.

     3.3. PARTNERS. The names of the Partners, the Percentage Interest held by each Partner and the amount of the Capital Contribution of each Partner are as set forth opposite its name on SCHEDULE A hereto, which Schedule may be amended from time to time to reflect any change in the identity or Capital Contribution of the Partners and any changes in the Percentage Interest held by each of the Partners. Each such Person shall be deemed to have been admitted as a Partner upon the date that this Agreement becomes effective without the need for any further action or consent by any Person, whereupon each such Person shall be issued its Percentage Interest (including, without limitation, the respective Percentage Interests indicated on SCHEDULE A attached hereto); PROVIDED, HOWEVER that the members of New K-Sea LLC who receive a portion of New K-Sea LLC's Prior Percentage Interest upon the distribution of all of New K-Sea's Prior Percentage Interest shall be deemed to have been admitted as a Partner upon the consummation of the distribution, whereupon each such member shall be issued the Percentage Interest set forth opposite its name on SCHEDULE A attached hereto.

     3.4. ADMISSION OF NEW PARTNERS. In order for a Permitted Transferee to be admitted as a Partner, such Permitted Transferee shall have delivered to the Partnership a written undertaking in the form of EXHIBIT A attached hereto to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the General Partner determines to be necessary or appropriate to effect such Person's admission as a Partner; thereafter, the General Partner shall amend SCHEDULE A without the further vote, act or consent of any other Person to reflect such new Person as a Partner and shall make available for review a copy of such amended SCHEDULE A to each Partner. Upon the delivery of such documents and instruments, such Person shall be admitted as a Partner and deemed listed as such on the books and records of the Partnership and thereupon shall be issued such Person's Percentage Interest. If additional Percentage Interests are issued to an existing Partner in accordance with the terms hereof; the General Partner shall amend SCHEDULE A without the further vote, act or consent of any other Person to reflect the issuance of such Percentage Interest, shall make available for review a copy of such amended SCHEDULE A to each Partner, and, upon the amendment of such SCHEDULE A, such Partner shall be issued such Partner's additional Percentage Interest.

     3.5. WITHDRAWALS OR RESIGNATIONS. Except as otherwise provided by this Agreement, no Partner may withdraw, retire, or resign from the Partnership.

     3.6. TERMINATION OF PERCENTAGE INTEREST. A Partner shall cease to be a Partner at such time that such Partner transfers all of its Percentage Interest in accordance with this Agreement.

     3.7. REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS. In connection with the acquisition by the Limited Partners of Percentage Interest pursuant to the terms and conditions of this Agreement, each Limited Partner represents and warrants to the Partnership that:

            (a) The Percentage Interest will be acquired for the Partner's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Percentage Interest will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

            (b) No commission, fee or other remuneration is to be paid or given directly or indirectly, to any Person for soliciting the Partner to acquire the Percentage Interest;

            (c) The Partner is sophisticated in financial matters and is able to evaluate the risks and benefits of making the Capital Contribution contemplated hereunder with respect to the Percentage Interest and has determined that such investment is suitable for the Partner, based upon the Partner's financial situation and needs, as well as the Partner's other securities holdings;

            (d) The Partner is not subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities;

            (e) The Partner is able to bear the economic risk of its investment in the Partnership for an indefinite period of time and the Partner understands that the Percentage Interest has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or unless an exemption therefrom is available;

            (f) The Partner has had an opportunity to ask questions and receive answers concerning the terms and conditions of its investment in the Partnership and has had full access to such other information concerning the Partnership and the MLP as the Partner has requested;

            (g) This Agreement constitutes the legal, valid and binding obligation of the Partner, enforceable in accordance with its terms (subject to principles of equity, the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws), and the execution, delivery and performance of this Agreement by the Partner (or the admission to the Partnership as a Partner for each member of New K-Sea LLC who receives a portion of New K-Sea LLC's Prior Percentage Interest upon the distribution of all of New K-Sea's Prior Percentage Interest to its members) does not and will not, in any material respect, conflict with, violate or cause a breach of any Applicable Law, material agreement, contract or instrument to which the Partner is a party or any judgment, order or decree to which the Partner is subject; and

            (h) Except as indicated on SCHEDULE A hereto, the Partner is a citizen of the United States within the meaning of Section 2 of the Shipping Act, for the purpose of the operation of vessels in the United States coastwise trade.

     3.8. SUCCESSORS AND SUBSTITUTE PARTNERS. Upon the Bankruptcy Event, termination, liquidation or dissolution of a Partner which is a partnership, trust, corporation, limited liability company or other entity or the Bankruptcy Event, death or Incapacity of a Partner who is an individual, the estate or successor in interest of such Partner shall thereupon succeed to the rights of such Partner as a Partner only to receive allocations and distributions hereunder and may become a substitute Partner only upon the terms and conditions set forth in Section 3.4 hereof.

     3.9. BUSINESS OPPORTUNITIES OF K-SEA INVESTORS L.P. The Partners hereby acknowledge that the interest of K-Sea Investors L.P., a Delaware limited partnership ("K-Sea Investors L.P."), in the Partnership is that of an investor providing capital for the Partnership in accordance with the terms hereof; and the very nature of the business of K-Sea Investors L.P. and the Furman Selz Group and their respective Affiliates is to provide capital and financing in a wide variety of forms to, and to make investments with respect to, a vast and expanding number of diverse Persons, businesses and enterprises. Accordingly, the Partners hereby agree that K-Sea Investors L.P., the Furman Selz Group and their respective Affiliates may engage, provide financing, invest or possess an interest in other businesses and enterprises of any kind, nature or description, independently or with others, whether (i) such ventures are competitive with any member of the K-Sea Group or (ii) the operations or property of such businesses and enterprises are transacted or located in the vicinity of or adjacent to any member of the K-Sea Group or any area in which any member of the K-Sea Group engages in business; and, to the extent permitted by the Act, K-Sea Investors L.P., the Furman Selz Group and their respective Affiliates shall not have any duties or responsibilities to any member of the K-Sea Group that they might otherwise have under the Act. The fact that K-Sea Investors L.P., the Furman Selz Group or any of their respective Affiliates may take advantage of such opportunities and not offer such opportunities, or disclose information pertaining thereto, to any member of the K-Sea Group or to the other Partners, shall not subject K-Sea Investors L.P., the Furman Selz Group or any of their respective Affiliates to any liability to any member of the K-Sea Group or to the other Partners whatsoever. Neither the Partnership, nor any other member of the K-Sea Group nor any other Partner shall have the right by virtue of this Agreement, or the relationship created hereby, in or to such ventures, investments or other opportunities, or to the income or profits derived therefrom by K-Sea Investors L.P., the Furman Selz Group or any of their respective Affiliates; and the pursuit of, and nondisclosure of information to the members of the K-Sea Group pertaining to, such ventures, investments or other opportunities even though competitive with the business of the

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members of the K-Sea Group, shall not be deemed wrongful or improper or in violation of this Agreement or any rights of the members of the K-Sea Group or the Partners under the Act or other Applicable Law.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.1.   INITIAL PARTNER CAPITAL CONTRIBUTIONS.

            (a) In connection with the formation of General Partner LLC, Casey made an initial Capital Contribution of $1,000 (the "INITIAL CAPITAL CONTRIBUTION").

            (b) SCHEDULE A sets forth the Capital Contributions attributed to the members of New K-Sea LLC who will receive a portion of New K-Sea LLC's Prior Percentage Interest upon the pro rata distribution of all of New K-Sea LLC's Prior Percentage Interest to its members. Upon the distribution of all of New K-Sea LLC's Prior Percentage Interest to its members, each such member shall be admitted as a Partner and shall be deemed to own the Percentage Interest set forth opposite such Partner's name on SCHEDULE A. The Partnership may in its discretion issue certificates to the Limited Partners representing the Percentage Interest held by each Limited Partner. The Capital Account of each Partner described above shall include the amount of the Initial Capital Contribution allocated to such Partner as shown on SCHEDULE A.

     4.2. ADDITIONAL CAPITAL CONTRIBUTIONS. Except for the Capital Contributions of the Partners made pursuant to Section 4.1, the Partners shall not be required to make any additional Capital Contributions. If any Partner has a deficit balance in his Capital Account (after giving effect to all Capital Contributions made pursuant to Article IV or otherwise, distributions pursuant to Article V or Article X, and allocations of items of Profit or Loss pursuant to Article VI for all taxable years, including the taxable year during which the liquidation described in Article X occurs), such Partner shall have no obligation to make any Capital Contribution to the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1. DISTRIBUTIONS. Distributions, including, without limitation, distributions of Available Cash, shall be made to the Partners only when and if, and in the amounts, the General Partner shall determine. All distributions shall be made pro rata in accordance with the Percentage Interest held by each Partner.

     5.2. TAX DISTRIBUTIONS. Notwithstanding Section 5.1, if the Tax Matters Partner determines that the Partners may incur a tax liability arising from the allocation of Profits to them from this Partnership pursuant to Article VI (after taking into account any Losses allocated to them pursuant to Article VI in prior years) then, in the Tax Matters Partner's discretion, the Partnership may distribute among the Partners an amount equal to such anticipated tax liability, such amount to be determined by the Tax Matters Partner. Any amounts so distributed shall be taken into account in determining subsequent distributions under Section 5.1.

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     5.3.   DISTRIBUTION IN KIND. The General Partner may make distributions in cash or in kind. In the event a distribution of property other than cash is made, such property shall be valued by the General Partner at its Fair Market Value for purposes of making distributions pursuant to Section 5.1. If different types of property (such as different classes of a security) are to be distributed simultaneously, such different types of property shall be distributed in the same proportion to each Partner. The General Partner may cause certificates evidencing any security to be distributed to be imprinted with legends as to such restrictions on Transfer that it may deem necessary or appropriate, including legends as to applicable federal or state securities laws or other legal or contractual restrictions, and may require any Partner to which securities are to be distributed to agree in writing (a) that such securities will not be Transferred except in compliance with such restrictions and (b) to such other matters as the General Partner may deem necessary or appropriate.

                                   ARTICLE VI
                        ALLOCATIONS AND CAPITAL ACCOUNTS

     6.1. CAPITAL ACCOUNTS. A "CAPITAL ACCOUNT" shall be established for each Partner on the books of the Partnership and shall be maintained as provided in the definition of Capital Account.

     6.2. ALLOCATIONS. After giving effect to the required allocations pursuant to Section 6.3 hereof or otherwise required by this Article VI or
Section 10.2(b) hereof, items of Profit and Loss shall be allocated among the Partners with respect to each Fiscal Year as follows:

            (a)  Items of Profit shall be allocated:

                 (i) First, to those Partners who have received cumulative allocations of Loss in excess of their respective cumulative allocations of Profit, in the amount of such excess, in reverse chronological order to that in which such excess arose, in proportion to the amount of such excess attributable to each such Partner for each prior Fiscal Year; and

                 (ii) Second, to each Partner, to the extent of and in proportion to, the amount by which the amount distributed to such Partner pursuant to Section 5.1 exceeds the amount of such Partner's Capital Account immediately preceding the allocation.

            (b)  Items of Loss shall be allocated:

                 (i) First, to those Partners who have received cumulative allocations of Profit in excess of their respective cumulative allocations of Loss, in the amount of such excess, in reverse chronological order to that in which such excess arose, in proportion to the amount of such excess attributable to each such Partner for each prior Fiscal Year;

                 (ii) Second, to those Partners with positive Capital Account balances immediately prior to this allocation, in an amount equal to the sum of and in proportion to the amounts of such positive balances; and

                 (iii) Thereafter, to all Partners in proportion to the Percentage Interest held by each of them.

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     6.3.   LIMITATIONS ON LOSSES AND SPECIAL RULES.

            (a) LIMITATIONS ON LOSSES. The Losses or deductions allocated to any Partner pursuant to Section 6.2 hereof shall not exceed the maximum amount of Losses or deductions that can be so allocated without causing such Person to have a Deficit Capital Account at the end of any Fiscal Year. In the event that some, but not all, of the Partners would have Deficit Capital Accounts as a consequence of an allocation of Losses or deductions pursuant to Section 6.2, the limitation set forth in this Section 6.3(a) shall be applied on a Partner-by-Partner basis so as to allocate the maximum permissible Losses or deductions to each Partner under Treasury Regulations Section 1.704-I
(b)(2)(ii)(d).

            (b) GROSS INCOME ALLOCATION. In the event any Partner has a Deficit Capital Account at the end of any Fiscal Year, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 6.3(b) shall be made if and only to the extent that such Partner would have a Deficit Capital Account in excess of such sum after all other allocations provided for in this Section 6.3 have been tentatively made as if this Section 6.3(b) were not in this Agreement.

            (c) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Partner would have a Deficit Capital Account after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.3(c) were not in this Agreement.

            (d) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), and notwithstanding any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(d) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(c) shall be allocated pro rata among the Partners.

            (f) NONRECOURSE LIABILITIES. That portion of nonrecourse liabilities of the Partnership allocable pursuant to Treasury Regulations
Section 1.752-3(a)(3) shall be allocated pro rata among the Partners.

            (g) PARTNER NONRECOURSE DEBT AND MINIMUM GAIN CHARGEBACK. Deductions and losses attributable to Partner Nonrecourse Debt (as defined in Treas. Reg. Section 1.704-2(b)(4)) shall be allocated in the manner required by Treas. Reg. Section 1.704-2(i). Except as otherwise provided in Section 1.704.-2(i)(4) of the Regulations and notwithstanding any other provision of this Article VI, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Reg. Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) and
Section 1.704-2(j)(2) of the Regulations. This Section 6.3(g) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (h) COMPLIANCE WITH SECTION 704(b) REGULATIONS. The provisions of this Article VI (other than subsections (g) and (h) hereunder) are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2, as amended, and shall be interpreted and applied in a manner consistent with such Regulations.

            (i) TRANSFER OF PERCENTAGE INTEREST. If all or any portion of any Partner's Percentage Interest are transferred during any Fiscal Year, items of Profit and Loss attributable to the transferred Percentage Interest for such Fiscal Year shall be allocated between the transferor and the transferee by closing the books with respect to such transferred Percentage Interest as of the date of transfer, as permitted by Code Sections 706(c) and (d).

            (j) RELATED PARTY TRANSACTIONS. If, and to the extent that any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect and the General Partner determines that any corresponding income, gain, loss or deduction of the Partnership should be allocated to the Partner who recognized such item in order to reflect the Partner's economic interests in the Partnership, then such income, gain, loss or deduction shall be so allocated.

            (k) INCOME CHARACTERIZATION. For purposes of determining the character (as ordinary income or capital gain) of any Profits allocated to the Partners pursuant to Section 6.2, such portion of the taxable income of the Partnership allocated pursuant to Section 6.2 that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Partners in the proportion that (i) the amount of depreciation previously allocated to each Partner bears to (ii) the total of such depreciation allocated to all Partners. This Section 6.3(k) shall not alter the amount of allocation among the Partners pursuant to Section 6.2 but merely the character of income so allocated.

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

     6.4.   TAX ALLOCATIONS.

            (a) The income, gains, losses, deductions and credits of the Partnership will be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other Applicable Law, the Partnership's subsequent income, gains, losses, deductions and credit will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

            (b) Items of the Partnership's taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code
Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value using the traditional method of Treas. Reg. Section 1.704-1(b)(2).

            (c) If the Gross Asset Value of any Partnership asset is adjusted, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

            (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treas. Reg. Section 1.704-1(b)(4)(ii).

            (e) Allocations pursuant to this Section 6.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of income, gains, losses, deductions, Distributions or other Partnership items pursuant to any provision of this Agreement.

     6.5. CURATIVE ALLOCATIONS. If the General Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this Article VI (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Partners' economic interests in the Partnership (determined by reference to the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)) (a "misallocated item"), then the General Partner may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; PROVIDED, that no such allocation will be made without the prior consent of each Partner which would be affected thereby (which consent no such Partner may unreasonably withhold). Any such Partner's consent which is unreasonably withheld in the good faith judgment of the General Partner shall be deemed given for purposes of the immediately preceding sentence.

                                   ARTICLE VII
                                   MANAGEMENT

     7.1. MANAGEMENT. The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Transferee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under Applicable Law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership.

     7.2. CERTIFICATE OF LIMITED PARTNERSHIP. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

     7.3. CITIZENSHIP REQUIREMENTS. The General Partner must be a citizen of the United States.

                                  ARTICLE VIII
                        TRANSFERS OF PERCENTAGE INTERESTS

     8.1.   GENERAL.

            (a) RESTRICTIONS ON TRANSFER. No Partner shall Transfer its Percentage Interest (or any portion thereof) without Majority Approval other than a Transfer to a Permitted Transferee as defined in Section 8.2 and otherwise in accordance with the terms and conditions of this Article VIII and IX and the other provisions of this Agreement provided that so long as K-Sea Investors L.P. and its Affiliates and their respective Permitted Transferees own a majority of the Percentage Interests any Transfers by K-Sea Investors L.P. and its Affiliates and their respective Permitted Transferees shall be deemed approved. Notwithstanding anything to the contrary contained herein, no Partner shall Transfer any Percentage Interest or any Derivatives (or create any Derivatives) if such Transfer or creation would cause (i) the Partnership to be taxed as a C Corporation, (ii) a termination of the Partnership for purposes of
Section 708 of the Code (a "708 TERMINATION"), unless the Transferring Partner indemnities and reimburses the Other Partners for any taxes (including interest and penalties) incurred by the Other Partners that would not have been incurred but for such 708 Termination, (iii) the Partnership to be treated as a publicly-traded partnership for purposes of Section 7704 of the Code or (iv) the Partnership to cease to be a United States citizen within the meaning of Section 2 of the Shipping Act (if at such time the Partnership and its Subsidiaries are then engaged in the operation of vessels in the United States coastwise trade within the meaning of the Shipping Act), unless in the case of each of clauses (i), (ii) and (iii), such Transfer or creation receives Majority Approval.

            (b) VOID TRANSFERS. Any Transfer or attempted Transfer of any Percentage Interest or Derivatives in violation of any provision of this Agreement shall be null and void, and the Partnership shall not record such Transfer on its books or treat any purported Transferee of such Percentage Interest as the owner thereof for any purpose.

            (c) TRANSFER MECHANICS. In connection with any proposed Transfer of Percentage Interest, including a Transfer to a Permitted Transferee, the holder of the Percentage Interest proposed to be Transferred shall (a) provide the Partnership with at least five (5) days prior written notice of a Transfer of any Percentage Interest to a person who is not a United States citizen within the meaning of Section 2 of the Shipping Act, and (b) deliver to the Partnership (if required by the General Partner) at least five (5) days (and no more than sixty (60) days) prior to any such Transfer an opinion of counsel reasonably acceptable to the Partnership to the effect that such proposed Transfer may be effected in compliance with the Securities Act and the Shipping Act; provided that no such notices or opinions shall be necessary in connection with the transfer by K-Sea Investors L.P. of Percentage Interest to entities the general partner of which or the managing member of which is Park Avenue Transportation Inc. or another member of the Furman Selz Group. In addition, if the Partner holding the Percentage Interest proposed to be Transferred delivers to the General Partner an opinion of counsel reasonably acceptable to the General Partner to the effect that no subsequent Transfer of such Percentage Interests shall require registration under the Securities Act, the Partnership shall promptly upon consummation of such Transfer deliver to such holder new certificates (if any) for such Percentage Interest that do not bear the legend set forth in Section 8.3. If the Partnership is not required to deliver new certificates for such Percentage Interest (if certificates were previously issued for such Percentage Interest) not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective Transferee has confirmed to the Partnership in writing its agreement to be bound by the conditions contained herein, as provided in Section 8.1(f).

            (d) INFORMATION REQUESTS. Upon the request of a Partner, the Partnership shall promptly supply to such Person or its prospective Transferees all information regarding the Partnership required to be delivered in connection with a Transfer pursuant to Rule 144A under the Securities Act (or any similar rule or rules then in effect).

            (e) REMOVAL OF LEGEND. Upon the request of any Partner, the Partnership shall remove the legend set forth in Section 8.3 below from the certificates for such Partner's Percentage Interest; PROVIDED, that such Percentage Interest is eligible for sale pursuant to Rule 144(k) under the Securities Act (or any similar rule or rules then in effect) and such Partner delivers to the General Partner, if required by the General Partner, an opinion of counsel reasonably acceptable to the General Partner to the effect that such Percentage Interests are so eligible.

            (f) SURVIVAL OF RESTRICTIONS. All Transferees of Percentage Interests under this Article VIII who are not parties to this Agreement shall agree in writing to be bound by the provisions of this Agreement by executing a joinder substantially in the form attached hereto as

EXHIBIT A and, other than Permitted Transferees, each such Transferee shall not be deemed to be a Partner until such Transferee has been admitted as a Partner pursuant to the provisions of Section 3.2.

     8.2. PERMITTED TRANSFERS. For purposes of this Agreement, a Permitted Transfer shall mean:

            (a)  a Transfer by any Partner or Permitted Transferee pursuant to
Article IX of this Agreement;

            (b)  a Transfer by any Partner or Permitted Transferee to any

Permitted Transferee. As used herein, "PERMITTED TRANSFEREE" shall mean:

                 (i) in the case of K-Sea Investors L.P. or its Permitted Transferees, (A) any member of the Furman Selz Group and (B) any Affiliate of K-Sea Investors L.P., including any partnership or limited liability company the general partner or managing member of which is Park Avenue Transportation Inc. or a member of the Furman Selz Group;

                 (ii) in the case of any Partner or Permitted Transferee who is a natural person, such Partner's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted), any trust for the exclusive benefit of such Partner or Permitted Transferee or such Partner's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Partner or Permitted Transferee or such Partner's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the exclusive benefit of such persons);

                 (iii) in the case of any Partner or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Partner or Permitted Transferee or upon the incompetency or disability of such Partner or Permitted Transferee for purposes of the protection and management of such Partner's or Permitted Transferee's assets;

                 (iv) in the case of any Partner or Permitted Transferee that is a trust, the grantor of such trust, any beneficiary of such trust who is a spouse or child or grandchild (in each case, natural or adopted) of the grantor of such trust, or any corporation, partnership, limited liability company, trust or other entity in which all direct and beneficial ownership interests are owned by the grantor of such trust, the spouse of the grantor of such trust or one or more children or grandchildren (in each case, natural or adopted) of the grantor of such trust; or

                 (v) in the case of any Partner or Permitted Transferee who is not a natural person, any Affiliate of such Partner or Permitted Transferee;

provided, however, that in no event shall any Person be a Permitted Transferee if as a result of such Transfer the Partnership would cease to be a United States citizen within the meaning of Section 2 of the Shipping Act, if at the time of such proposed Transfer the Partnership and its subsidiaries are then engaged in the operation of vessels in the United States coastwise trade within the meaning of the Shipping Act.

     8.3. LEGEND. The Percentage Interests have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Percentage Interests have been certificated, each certificate evidencing Percentage Interests and each certificate issued in exchange for or upon the Transfer of any Percentage Interests shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [INSERT DATE] AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, DATED AS OF JANUARY 14, 2004, AS AMENDED AND MODIFIED FROM TIME TO TIME. THE PARTNERSHIP RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE PARTNERSHIP TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Partnership shall imprint such legend on certificates (if any) evidencing Percentage Interest. The legend set forth above shall be removed from the certificates (if any) evidencing any Percentage Interest which cease to be Percentage Interest in accordance with the definition thereof. Notwithstanding the foregoing, to the extent Percentage Interest is not certificated, this Agreement will contain a legend in substantially the form stated above.

                                   ARTICLE IX
                       OTHER COVENANTS AND REPRESENTATIONS

     9.1.   APPROVED SALES.

            (a) If the General Partner approves the sale of the Partnership to a Person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Percentage Interests) (an "APPROVED SALE"), each Partner and Permitted Transferee will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of Percentage Interest, each Partner and Permitted Transferee will agree to sell and will be permitted to sell all of such Partner's and Permitted Transferee's Percentage Interest on the terms and conditions approved by the General Partner. Each Partner and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

            (b) Each Partner and Permitted Transferee shall, in connection with a sale of its Percentage Interest pursuant to this Section 9.1, at the request of the Partnership and without further cost and expense to the Partnership, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to consummate the Approved Sale.

            (c) The obligations of each of the Partners with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale all of the Partners and Permitted Transferees will receive the consideration per one percent of Percentage Interest that such Partner or Permitted Transferee would have received if a distribution had then been made to the Partners of the aggregate net proceeds from such Approved Sale in accordance with Article V; and (ii) the terms of sale shall not include any indemnification, guaranty or similar undertaking of the Partner (other than voluntary undertakings of Management Limited Partners in respect of continued employment) that (A) is not made or given pro rata with other Partners on the basis of share of the aggregate consideration to be received by each Partner in the Approved Sale or (B) could result in liability to such Partner that is in excess of the fair market value of the consideration to be received by such Partner in the Approved Sale.

     9.2.   TAG-ALONG.

            (a) Subject to Section 9.2(c) no Partner who holds more than 10% of the Percentage Interests (each a "SELLER") shall sell any Percentage Interest in any transaction or series of related transactions unless all Remaining Holders (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro-rata basis and on identical terms (including price and type of consideration paid) based on priority in a distribution as determined pursuant to Article V. As used in this Section 9.2, "REMAINING HOLDERS" shall mean the Partners (other than the Sellers) and their Permitted Transferees.

            (b) Prior to any sale of Percentage Interest subject to these provisions, the Seller shall notify the General Partner in writing of the proposed sale. Such notice (the "SELLER'S NOTICE") shall set forth: (A) the Percentage Interest subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Partnership shall promptly, and in any event within 15 days, mail or cause to be mailed the Seller's Notice to each Remaining Holder. A Remaining Holder may exercise the tag-along right by delivery of a written notice (the "TAG-ALONG NOTICE") to the Seller within 15 days of the date the Partnership mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the Percentage Interest that the Remaining Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of Percentage Interest on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 9.2.

            (c) Notwithstanding anything herein to the contrary, a Seller may make any of the following sales without offering the Remaining Holders the opportunity to participate: (a) sales by a Seller to any Permitted Transferee, PROVIDED that the proposed purchaser agrees in writing to be bound by the provisions of this Agreement; (b) sales pursuant to an effective registration statement under the Securities Act; (c) sales pursuant to an Approved Sale; and
(d) sales other than those specified in the foregoing (a) through (c) which in the aggregate on a cumulative basis do not exceed five percent of the Percentage Interests.

            (d) Each Partner acknowledges for itself and its transferees that the Partnership and the other Partners may grant in the future tag-along rights to other holders of Percentage Interest and such holders will (a) have substantially the same opportunity to participate as provided to the parties hereto, and (b) be included in the calculation of the pro rata basis upon which the Remaining Holders may participate in a sale.

            (e) The tag-along obligations of the Sellers and the rights of the Remaining Holders with respect thereto provided under this Section 9.2 shall terminate upon a public offering of the Percentage Interests.

            (f) Notwithstanding the requirements of this Section 9.2 a Seller may sell Percentage Interests at any time without complying with such requirements so long as the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the Escrow Amount. The "ESCROW AMOUNT" shall equal that amount of consideration as all the Remaining Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Remaining Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 9.2(b) and (B) proposed to include all of its Percentage Interest in the sale.

     No later than five (5) business days after the date of the sale, the Seller shall notify the General Partner in writing of the sale. Such notice (the "ESCROW NOTICE") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Partnership shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Remaining Holder.

     A Remaining Holder may exercise the tag-along right by delivery to the Seller, within 15 days of the date the Partnership mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the Percentage Interest it proposes to sell, and (ii) the certificates for such Percentage Interest, with stock powers duly endorsed in blank.

     Promptly after the expiration of the 15th day after the Partnership has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that amount of Percentage Interest as Seller would have been required to include in the sale had Seller complied with the provisions of Section 9.2(b), (B) all Percentage Interests not required to be purchased by Seller shall be returned to the Remaining Holders thereof, and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the Percentage Interests tendered by paying to the

Remaining Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

            (g) Each Remaining Holder that exercises its tag-along rights pursuant to this Section 9.2 shall, at the request of Seller and without further cost and expense to Seller, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to consummate the proposed sale of Percentage Interest by Seller and the Remaining Holders which have exercised their tag-along rights pursuant to this Section 9.2.

     9.3.   MANAGEMENT INVESTMENT.

            (a) GENERAL. Each of the individuals designated on SCHEDULE A hereto as a "Management Limited Partner" (individually, a "MANAGEMENT LIMITED PARTNER" and collectively, the "MANAGEMENT LIMITED PARTNERS") has acquired the Percentage Interest (the "MANAGEMENT PERCENTAGE INTEREST") set forth opposite such Management Limited Partner's name on SCHEDULE A attached hereto. A Management Limited Partner's Management Percentage Interest shall vest 20% on each of the first through fifth anniversaries of the Acquisition Date of such Percentage Interest. The Management Percentage Interests shall vest in full upon a Change of Control of the Partnership.

            (b)  RE-PURCHASE RIGHT OF THE PARTNERSHIP.

                 (i) GENERAL. Should any of the Management Limited Partners cease to be employed by the Partnership or another member of the K-Sea Group for any reason, including, without limitation, death and temporary or permanent disability, or for no reason, the Partnership (or its designees) shall have the right to repurchase the unvested Management Percentage Interest held by such Management Limited Partner.

                 (ii) PURCHASE PRICE. The purchase price for such unvested Management Percentage Interest shall be such Management Limited Partner's original cost for such Management Percentage Interest (or, if such Management Percentage Interest was distributed to such Management Limited Partner by New K-Sea LLC, the original cost of the corresponding New K-Sea Unit) if the Management Limited Partner resigns without Good Reason or is terminated for Cause, and the Repurchase Fair Market Value of such Percentage Interest if the Management Limited Partner is terminated for no reason or for any reason other than for Cause or his resignation without Good Reason including, without limitation, death and temporary or permanent disability, in both cases less any distributions received by such Management Limited Partner in respect of such Management Percentage Interest pursuant to Article V.

                 "REPURCHASE FAIR MARKET VALUE" means with respect to a particular Management Percentage Interest, the fair market value as determined jointly by the General Partner and the Management Limited Partner owning such Management Percentage Interest; provided that if such parties are unable to reach agreement within 30 days following the receipt by the Partnership of the Termination Notice, such Repurchase Fair Market Value shall be determined by an independent appraiser jointly selected by the General Partner and such Management Limited Partner. In the event that such parties are unable to reach agreement with respect to such independent appraiser within 5 days following the conclusion of the 30-day period described above, each of the General Partner and the Management Limited Partner shall promptly (and in any event within 5 days therefrom) select an appraiser, and the two appraisers so selected shall, as promptly as possible (and in any event within 10 days therefrom), jointly select a third independent appraiser. The independent appraiser hereunder shall determine the Repurchase Fair Market Value for such Management Percentage Interest within 75 days following the receipt by the Partnership of the Termination Notice. The independent appraiser determining Repurchase Fair Market Value hereunder shall use one or more valuation methods that such independent appraiser, in its best professional judgment, determines to be most appropriate under the circumstances. The determination of such appraiser shall be final and binding on the Partnership and the Management Limited Partner. The fees and expenses of all appraisers shall be borne equally by the Partnership and the Management Limited Partner.

                 (iii) RE-PURCHASE PROCEDURE. At such time that a Management Limited Partner shall cease to be employed by the Partnership or another member of the K-Sea Group, such Management Limited Partner (or in the case of death, his estate) shall give prompt notice of such termination to the Partnership (the "TERMINATION NOTICE"). The Partnership (or its designees) shall have the right and option, (i) exercisable at any time within 30 days after its receipt of the Termination Notice (if the Management Limited Partner resigns without Good Reason or is terminated for Cause and the purchase price for such Percentage Interest is their original cost) or (ii) exercisable at any time within 30 days after a determination (either by agreement of the parties or, in the event they cannot agree, by the independent appraiser) of the Repurchase Fair Market Value of the Management Percentage Interest has been made (if the Management Limited Partner is terminated for no reason or for any reason other than for Cause or his resignation without Good Reason and the purchase price for such Percentage Interest is the Repurchase Fair Market Value), to purchase all or part of the unvested Management Percentage Interest owned by such Management Limited Partner. Each exercise by the Partnership (or its designees) shall be effected by the giving of written notice to the Management Limited Partner in question by the Partnership, on its own behalf and/or on behalf of its designees, as the case may be, signed by an officer of the General Partner, prior to the end of the 30-day period (and such notice shall be effective when given). Such notice shall indicate the Management Percentage Interest desired to be purchased and the purchase price and shall set forth a time and place of closing for each full or partial exercise of the re-purchase option by the Partnership (or its designees), which closing shall be no earlier than ten days and no later than 30 days after the date of such notice.

     9.4. PURCHASER REPRESENTATIVE. In the event that the Partnership or any Limited Partner enters into any negotiation or transaction (including any transaction pursuant to Section 9.1 and 9.2 of this Agreement) for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available (including a merger, consolidation or other reorganization), each Limited Partner will, at the request of Partnership, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Partnership. Each Limited Partner will be responsible for the fees of the purchaser representative so appointed.

                                    ARTICLE X
                           DISSOLUTION AND LIQUIDATION

     10.1. DURATION. The Partnership shall terminate upon (i) the sale or other disposition by the Partnership of all or substantially all of the assets, properties or businesses the Partnership then owns, (ii) the dissolution of the Partnership by action of the General Partner, or (iii) any other event that would cause the dissolution of a limited partnership under the Act (each of the foregoing events, a "DISSOLUTION EVENT").

     10.2.  LIQUIDATION OF PERCENTAGE INTERESTS.

            (a) Upon dissolution of the Partnership, the General Partner shall appoint one Limited Partner (or any other Person) to serve as the "Liquidator" who shall act at the direction of the General Partner, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the General Partner. Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the General Partner. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article X, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein). The Liquidator shall receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Partnership or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, out-of-pocket costs and expenses plus such other compensation as the General Partner may otherwise approve.

            (b) The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

                 (i) First, to the payment of the Partnership's debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Partnership.

                 (ii) Second, to the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate.

                 (iii) Third, to the Partners in proportion to, and to the extent of, each Partner's positive Capital Account balance, if any, as such account has been adjusted to reflect allocations under Article VI, earlier distributions under Article V, and any further adjustments made pursuant to this
Section 10.2(b).

The reserves established pursuant to subparagraph (ii) of this Section 10.2(b) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Partners in the priorities set forth in this Section 10.2(b). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Partner immediately prior to the distribution of the Partnership's assets pursuant to this Section 10.2(b) being equal to the amount that would be distributable to such Partner pursuant to Section 5.1. The Partnership is authorized to make appropriate adjustments in the allocation of and items of income, gain, loss and deduction as necessary to cause the amount of each Partner's Capital Account immediately prior to the distribution of the Partnership's assets pursuant to this Section 10.2(b) to equal the amount that would be distributable to such Partner pursuant to Section 5.1.

            (c) Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Partnership the General Partner determines that an immediate sale of part or all of the Partnership's assets would be impractical or could cause undue harm to the Partners, then the General Partner may, in its discretion, defer the liquidation of any assets except those necessary to satisfy Partnership liabilities and reserves, and may, in its discretion and in accordance with the provisions of
Section 10.2(b), (i) distribute such assets in kind to the Partners or (ii) distribute to such Partners, as tenants in common, undivided interests in such Partnership assets as the Liquidator deems reasonable and equitable and subject to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the General Partner will determine the Fair Market Value of any property to be distributed.

            (d) A reasonable time will be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Partnership (or any Partner's interest in the Partnership) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

     10.3. TERMINATION. Upon completion of the orderly winding-up of the business and affairs of the Partnership and the liquidation of the assets as provided in this Article X, the Partnership shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation with the Recording Office pursuant to Section 17-203 of the Act and shall take all such other actions as may be necessary to terminate the Partnership. During the period of winding up and liquidation of the Partnership, all of the provisions of this Agreement shall continue in effect.

                                   ARTICLE XI
                                BOOKS AND RECORDS

     11.1. BOOKS. The Partnership shall maintain complete and accurate books of account of the Partnership's affairs at the Partnership's principal office, which books shall be open to inspection by any Limited Partner (or its authorized representative) to the extent required by the Act.

     11.2.  TAX ALLOCATIONS AND REPORTS.

            (a) Not later than three calendar months after the end of each Fiscal Year, the General Partner shall cause the Partnership to furnish each Partner an Internal Revenue Service Schedule K-I and any similar form required for the filing of state or local income tax returns for such Partner for such Fiscal Year; Upon the written request of any such Partner and at the expense of such Partner, the Partnership will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax return which must be filed by such Partner.

            (b) The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code. Each Partner will, upon request, supply the information necessary to give proper effect to any such election.

            (c) The Partnership hereby designates K-Sea Investors L.P. to act as the "TAX MATTERS PARTNER" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith; PROVIDED, that the Tax Matters Partner may be removed and replaced by, and shall act in such capacity at the direction of, the General Partner. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have reasonable discretion to determine whether the Partnership (either on its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner, and if paid by the Partnership, will be recoverable from such Partner (including by offset against distributions otherwise payable to such Partner).

                                   ARTICLE XII
                         EXCULPATION AND INDEMNIFICATION

     12.1.  INDEMNIFICATION.

            (a) To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 12.1 shall be made only out of the assets of the Partnership, it being agreed that the Limited Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

            (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 12.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 12.1.

            (c) The indemnification provided by this Section 12.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

            (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees, against any liability that may be asserted against or expense that may be incurred by an Indemnitee in connection with the Partnership's activities or such Indemnitee's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

            (e) For purposes of this Section 12.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership (including in its capacity as general partner of the MLP) also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute "fines" within the meaning of Section 12.1(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

            (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

            (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            (h) The provisions of this Section 12.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

            (i) No amendment, modification or repeal of this Section 12.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 12.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     12.2.  LIABILITY OF INDEMNITEES.

            (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired Percentage Interests, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

            (b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

            (c) Any amendment, modification or repeal of this Section 12.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the managers, the officers and employees of the General Partner under this Section
12.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     12.3.  INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A
PARTNER.

            (a) If the Partnership is obligated to pay any amount to a Governmental Authority or to any other Person (and makes such payment or will make such a payment within 30 days of charging the Capital Account of the Partner pursuant to the following sentences and either providing notification of an obligation to indemnify under (i) below or offsetting a distribution pursuant to (ii) below) on behalf of (or in respect of an obligation of) a Partner, then such Partner (the "CHARGED PARTNER") shall indemnify the Partnership in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). The amount to be indemnified shall be charged against the Capital Account of the Charged Partner, and, at the option of the General Partner, either:

                 (i) promptly upon notification of an obligation to indemnify the Partnership, the Charged Partner shall make a cash payment to the Partnership equal to the full amount to be indemnified (and the amount paid shall be added to the Charged Partner's Capital Account but shall not be deemed to be a Capital Contribution hereunder); or

                 (ii) the Partnership shall reduce current or subsequent distributions that would otherwise be made to the Charged Partner until the Partnership has recovered the amount to be indemnified (PROVIDED that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Charged Partner's Capital Account).

            (b) A Charged Partner's obligation to make contributions to the Partnership under this Section 12.3 shall survive the termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 12.3, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Charged Partner under this Section 12.3, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus six percentage points per annum (but not in excess of the highest rate per annum permitted by law).

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1. CONFIDENTIALITY. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at that time it is a Partner of the Partnership, (unless the prior written consent of the General Partner is obtained, which prior consent shall not be unreasonably withheld) to maintain the confidentiality of, and not to disclose to any Person other than the Partnership, another Partner, any Person who beneficially owns, whether directly or indirectly, shares of voting stock or equity interests of any Partner that is not a natural person or a person designated by the Partnership, any information obtained from the Partnership or its representatives that is not generally available or known to the public and which has not been previously disclosed by any Partner without a confidentiality agreement relating to the identity of any Partner, the business, financial structure, financial position or financial results, clients or affairs of the Partnership; PROVIDED, that each Partner may deliver or disclose confidential information to (i) its directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its interest in the Partnership and such Persons agree to comply with the terms of this Section),
(ii) its financial advisors and other professional advisors who agree to comply with the terms of this Section, (iii) any Person to which it sells or offers to sell its interest in the Partnership or any part thereof or any participation therein in accordance with the transfer restrictions contained in this Agreement (if such Person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Section), or (iv) any Governmental Authority or other regulatory or self regulatory authority having jurisdiction over a Partner or any nationally recognized rating agency that requires access to information about a Partner's investment portfolio, (a) to effect compliance with any law, rule, regulation or order applicable to a Partner, including the requirements of any stock exchange, (b) in response to any subpoena or other legal process, or
(c) in connection with any litigation to which a Partner is a party.

     13.2. WAIVER OF JURY TRIAL. The Partnership and each Partner hereby waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The Partnership and each Partner hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart or a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

     13.3. GOVERNING LAW. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, Delaware Code, Title 6, Sections 17-101, ET SEQ. as in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     13.4. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     13.5. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Partners shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Partners signatory hereto.

     13.6. AMENDMENTS. The parties hereto may at any time amend this Agreement by Majority Approval; PROVIDED, that the provisions of Articles V and VI and Sections 9.2 and 9.3 may not be amended without the consent of a majority of the Partners affected by any such proposed amendment.

     13.7. GENDER AND NUMBER. Whenever required by the context, the singular number shall include the plural number, the plural number shall include the singular number, the masculine gender shall include the neuter and feminine genders and vice versa.

     13.8. NOTICE. Any Notice or Notices required or permitted under the provisions of this Agreement shall be sent to the addresses set forth below, or as otherwise notified to the other party in writing:

                 if to the Partnership, to:

                 K-Sea General Partner L.P.
                 3245 Richmond Terrace
                 P.O. Box 030316
                 Staten Island, NY 10303-0003
                 Attention: Timothy Casey

     with copies to (which shall not constitute constructive notice to the Partnership):

                 Dechert LLP
                 4000 Bell Atlantic Tower
                 1717 Arch Street
                 Philadelphia, PA 19103
                 Attention: Carmen J. Romano
                 Telephone No.: (215) 994-4000
                 Telecopier No.: (215) 994-2222

                 if to K-Sea Investors L.P., to:

                 c/o FS Private Investments LLC
                 520 Madison Avenue, 12th Floor
                 New York, NY 10022
                 Attention: Jim Luikart and Seth Wilson
                 Fax No.: (212) 284-1700

     with copies to (which shall not constitute constructive notice to the Partnership):

                 Dechert LLP
                 4000 Bell Atlantic Tower
                 1717 Arch Street
                 Philadelphia, PA 19103
                 Attention: Carmen J. Romano
                 Telephone No.: (215) 994-4000
                 Telecopier No.: (215) 994-2222
                 if to any Management Limited Partner, to such Limited Partner's address as set forth in the records of the Partnership with copies to:

                 Duane Morris LLP
                 One Liberty Place
                 Philadelphia, PA 19103
                 Attention: Sandra Stoneman
                 Telephone No.: (215) 979-1000
                 Telecopier No.: (215) 979-1020

Any Notice sent as set forth above shall be deemed to have been given only upon actual delivery to the intended recipient thereof or upon the date of rejection of such notice, as evidenced by the return receipt therefor.

     13.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

     13.10. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.11. NO WAIVER OF REMEDIES. The failure of a Partner to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, shall not constitute a waiver of the breach or the remedy.

     13.12. REMEDIES CUMULATIVE. The remedies of the Partners under this Agreement are cumulative and shall not exclude any other remedies to which the Partner may be lawfully entitled. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

     13.13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the Partners and their permitted successors, legal representatives, and assigns.

     13.14. DETERMINATIONS OF FAIR MARKET VALUE. The General Partner shall reasonably determine Fair Market Values hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.


                                GENERAL PARTNER:

                                K-SEA GENERAL PARTNER GP LLC


                                By: /S/ TIMOTHY J. CASEY
                                   ---------------------------------------------
                                    Timothy J. Casey
                                    Chief Executive Officer and President


                                LIMITED PARTNER:


                                NEW K-SEA TRANSPORTATION LLC


                                By: /S/ TIMOTHY J. CASEY
                                   ---------------------------------------------
                                    Timothy J. Casey
                                    Chief Executive Officer and President

                                                                      SCHEDULE A

                           K-SEA GENERAL PARTNER L.P.

                       LIST OF PARTNERS AND CAPITALIZATION

                          DATED AS OF JANUARY 14, 2004

                                           ALLOCATED CAPITAL        PERCENTAGE       ACQUISITION
                 PARTNER                      CONTRIBUTION           INTEREST           DATE
                 -------                   -----------------        ---------        -----------
           K-Sea Investors L.P.                $   459.954            459.954          4/30/99
                                               $    27.497             27.497          5/20/99
                                               $    54.994             54.994         10/12/99
                                               $   357.464            357.464         12/21/99

           Timothy Casey*                      $    26.997             26.997          4/30/99
                                               $    22.998             22.998         12/21/99
                                               $     4.999              4.999          9/30/02

           Rick Falcinelli*                    $     5.399              5.399          4/30/99
                                               $     4.600              4.600         12/21/99
                                               $     2.500              2.500          9/30/02

           Thomas Sullivan*                    $     5.399              5.399          4/30/99
                                               $     4.600              4.600         12/21/99
                                               $     2.500              2.500          9/30/02

           John Nicola*                        $     9.999              9.999          9/20/00
                                               $     2.500              2.500          9/30/02

           Chris Palo*                         $     2.500              2.500          7/31/00

           Greg Haslinsky*                     $     2.900              2.900          9/30/02

           Terry Gill*                         $     1.100              1.100          9/30/02

           Richard Pittner*                    $     0.500              0.500          9/30/02

           Carl Eklof*                         $     0.500              0.500          9/30/02

           K-Sea General Partner GP LLC        $     0.100              0.100          8/29/03
           (General Partner)

           Total                               $ 1,000.000          1,000.000

----------
*Designates a Management Limited Partner

                                                                       EXHIBIT A


                                 FORM OF JOINDER

                                       TO

                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


     THIS JOINDER to the First Amended and Restated Agreement of Limited Partnership, dated as of January 14, 2004, by and among the Partners (the "AGREEMENT"), is made and entered into as of _________ by and between K-Sea General Partner L.P., a Delaware limited partnership (the "Partnership"), and _________________ ("HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

     WHEREAS, Holder has acquired a Percentage Interest and the Partnership requires Holder, as a holder of a Percentage Interest, to become bound by and/or a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

          1. AGREEMENT TO BE BOUND. Holder hereby agrees that upon execution of this Joinder, it shall become bound by and/or a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Partner for the purposes of being bound thereby. In addition, Holder hereby agrees that the Percentage Interest held by Holder shall be deemed a Percentage Interest for the purposes of being bound thereby and shall have the rights only as provided in the Agreement.

          2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Partnership and its successors and assigns and Holder (only as provided in the Agreement) and any subsequent holders of a Percentage Interest and the respective successors and assigns of each of them, so long as they hold a Percentage Interest.

          3. COUNTERPARTS. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          4. NOTICES. For purposes of Section 13.8 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

               [Name]
               [Address]
               [Facsimile Number]

          5. GOVERNING LAW. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, Delaware Code, Title 6, Sections 17-101, ET SEQ. as in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          6. DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                    [HOLDER]


                                    By:
                                        -----------------------------
                                        Name:
                                        Title:

                                       A-2